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                                                                    EXHIBIT 4.10

                                 TRUST AGREEMENT
                                       OF
                             DETROIT EDISON TRUST II

         THIS TRUST AGREEMENT is made as of July 23, 2002 (this "Trust Agreement"), among The Detroit Edison Company, a Michigan corporation, as sponsor (the "Sponsor"), Bank One Delaware, Inc., a Delaware corporation, as Delaware trustee (the "Delaware Trustee"), and Bank One Trust Company, National Association, a national banking association, as property trustee (the "Property Trustee" and, together with the Delaware Trustee, the "Issuer Trustees"). The Sponsor and the Issuer Trustees hereby agree as follows:

         1. The trust created hereby shall be known as Detroit Edison Trust II (the "Issuer Trust"), in which name the Issuer Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Issuer Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Issuer Trust the sum of $1. It is the intention of the parties hereto that the Issuer Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Issuer Trust. The Issuer Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. An amended and restated Trust Agreement satisfactory to each party to it and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as herein defined), or in such other form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Issuer Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Issuer Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Issuer Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor, as the sponsor of the Issuer Trust, is hereby authorized and appointed as the Issuer Trust's true and lawful attorney-in-fact and agent (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (each as herein defined) and any and all amendments thereto, including pre-effective and post-effective amendments, on behalf of the Issuer Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including pre-effective or post-effective amendments thereto, with all exhibits thereto, and any other documents that may be required in connection therewith, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Issuer Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed pursuant to the 1933 Act, and (c) a Registration



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Statement on Form 8-A or other appropriate form (the "1934 Act Registration
Statement"), including all pre-effective and post-effective amendments thereto, with all exhibits thereto, and with any other documents that may be required in connection therewith, relating to the registration of the Preferred Securities of the Issuer Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, Inc., the American Stock Exchange LLC, The London Stock Exchange plc, The Luxembourg Stock Exchange, The Paris Bourse or other stock exchange or securities market, or the National Association of Securities Dealers (the "NASD"), and execute and verify on behalf of the Issuer Trust a listing application and all other applications, statements, certificates, agreements and other instruments, under seal or otherwise, as shall be necessary or desirable, and do or cause to be done all such acts and things in the name of and on behalf of the Issuer Trust to meet the requirements of any such stock exchange, securities market or the NASD's Nasdaq National Market, or to appear before the appropriate representatives of committees of any such stock exchange or securities market, in order to cause the Preferred Securities to be listed on any such stock exchange or securities market; (iii) to file, execute and verify on behalf of the Issuer Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register or qualify the Preferred Securities for offer and sale under the securities or "Blue Sky" laws of the various states and jurisdictions of the United States or under any foreign laws or regulations as the Sponsor, on behalf of the Issuer Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Issuer Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Issuer Trust. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations to be executed on behalf of the Issuer Trust by the Issuer Trustees, the Issuer Trustees are hereby authorized and directed to join in any such filing and to execute on behalf of the Issuer Trust any and all of the foregoing, it being understood that the Issuer Trustees shall not be required to join in any such filing or execute on behalf of the Issuer Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchange or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of trustees of the Issuer Trust initially shall each be two and thereafter the number of trustees of the Issuer Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor, which may increase or decrease the number of trustees of the Issuer Trust; provided, however, that, to the extent required by the Business Trust Act, one trustee of the Issuer Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Issuer Trust at any time. Any trustee of the Issuer Trust may resign upon thirty days' prior notice to the Sponsor.



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         7. Bank One Delaware, Inc., in its capacity as Issuer Trustee, shall not have the powers or duties of the Issuer Trustees set forth herein (except as may be required under the Business Trust Act) and shall be an Issuer Trustee hereunder for the sole and limited purpose of fulfilling the requirements of
Section 3807(a) of the Business Trust Act.

         8. The Sponsor hereby agrees to indemnify, defend and hold harmless the Issuer Trustees and any of the officers, directors, employees and agents of the Issuer Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of, or are imposed upon, or are asserted at any time against, such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Issuer Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

         9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                              THE DETROIT EDISON COMPANY,
                              as Sponsor


                              By:      /s/ Teresa M. Sebastian
                                 --------------------------------------------
                              Name:    Teresa M. Sebastian
                              Title:   Assistant Corporate Secretary


                              BANK ONE DELAWARE, INC.,
                              as Delaware Trustee


                              By:      /s/ Sandra L. Caruba
                                 --------------------------------------------
                              Name:    Sandra L. Caruba
                              Title:   First Vice President


                              BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Property Trustee


                              By:      /s/ Sandra L. Caruba
                                 --------------------------------------------
                              Name:    Sandra L. Caruba
                              Title:   First Vice President